Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Pre-Effective Amendment No. 11 to Registration Statement (File No. 333-277981) on Form F-1 of our report dated April 7, 2025 with respect to the audited consolidated financial statements of Libera Gaming Operations, Inc. for the years ended October 31, 2024 and 2023.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Tokyo, Japan
July 7, 2025